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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

      MemberWorks Canada Holdco, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

       RESOLVED, that the Certificate of Incorporation of MemberWorks Canada Holdco, Inc. be amended by changing
       Article I thereof so that, as amended, said Article shall be and read as follows:

       "The name of the corporation is Lavalife Inc. (the "Corporation")."

      SECOND: That in lieu of a meeting and vote of stockholder, the stockholder has given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

      THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by James B. Duffy, its President, this 18th day of May, 2004.

                                By: /s/ James B. Duffy
                                    -------------------------
                                        James B. Duffy
                                        President


                                                         STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                   DELIVERED 02:29 PM 05/18/2004
                                                     FILED 02:26 PM 05/18/2004
                                                    SRV 040364161 - 3780251 FILE